UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2006
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)
Florida 001-13660 59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Colorado Avenue, Stuart, Florida 34994 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (772) 287-4000
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.

Entry into a Material Definitive Agreement.

In connection with the completion of the acquisition of Big Lake Financial Corporation (“BLFC”), the parent company of Big Lake National Bank (“Big Lake”) headquartered in Okeechobee, Florida, by Seacoast Banking Corporation of Florida (“Seacoast”), the employment agreement dated as of November 22, 2005 between Seacoast, First National Bank and Trust Company of the Treasure Coast (the “Bank” or “First National”), a wholly owned banking subsidiary of Seacoast, and Mr. Joe G. Mullins became effective as of April 1, 2006.  Additionally, an amendment to the agreement was entered into by the same parties on March 31, 2006, which became effective on April 1, 2006 with completion of the merger.  The employment agreement and amendment related thereto are collectively referred to herein as the “Employment Agreement, as Amended”.  Mr. Mullins was the President of Big Lake and will continue to serve as an executive officer of the Bank.

The Employment Agreement, as Amended, is attached hereto as Exhibit 10.1 and incorporated by reference herein. The terms of the Employment Agreement, as Amended, are described below.

Term. The Employment Agreement, as Amended, provides for an initial term beginning upon the effective time of the merger and ending at the end of the calendar month immediately following the second anniversary of the effective time of the merger, unless further extended by the mutual consent of the Bank and Mr. Mullins.

Salary and Benefits. Under the terms of the Employment Agreement, as Amended, Mr. Mullins is entitled to a base annual salary of $210,000 (which may be increased from time to time in accordance with normal business practices of the Bank) and is entitled to participate in all hospitalization insurance, long-term disability insurance, and life insurance in accordance with the Bank’s insurance plans and all other benefits for similarly situated members of the Bank’s senior management including reasonable club dues consistent with Seacoast policy.

Termination. The Employment Agreement, as Amended, may be terminated by the Bank at any time for “cause” (as defined therein). The agreement also terminates upon the death or disability of Mr. Mullins, or upon notice from Mr. Mullins to the Bank of (i) the Bank’s failure to comply with any material provision of the employment agreement, (ii) the Bank’s failure to elect and/or appoint Mr. Mullins as a Executive Vice President of the Bank with duties and powers which are customarily associated with such office, or (iii) a purported termination by the Bank for cause if it is ultimately determined that cause did not exist. Depending on the reason for the termination and when it occurs, Mr. Mullins will be entitled to certain severance benefits, as described below.

If Mr. Mullins is terminated without cause or resigns following a breach of a material provision of the employment agreement by the Bank, a change in his position or duties, or improper termination by the Bank, then he or his estate or beneficiaries, as the case may be, will be entitled to be paid his full base salary (including any other cash compensation) for the then otherwise remaining portion of the term of the agreement. In addition, the Bank will continue to pay his hospitalization insurance premiums (including major medical), long term disability premiums and life insurance premiums (provide the policies covering him during his employment allow such coverage following termination of employment) for the remaining term of the agreement.

Upon his death, the Bank will pay Mr. Mullins’ full base salary and will continue to pay for and provide to Mr. Mullins’ spouse and eligible dependents hospitalization insurance (including major medical) and any such other health insurance benefits comparable to that coverage that would have been provided under the Bank’s group health insurance plan to Mr. Mullins’ spouse and eligible dependents at the date of Mr. Mullins’ death for remaining term of the agreement.

In the event Mr. Mullins becomes permanently disabled and is terminated, the Bank will pay Mr. Mullins’s full base salary and will continue to pay for and provide to Mr. Mullins’s spouse and eligible dependents hospitalization insurance (including major medical), and any such other health insurance benefits comparable to that coverage that would have been provided under the Bank’s group health insurance plan to Mr. Mullins’s spouse and eligible dependents at the date of Mullins’s death for a period of two years; provided, that Mr. Mullins’s base salary shall be reduced by any amounts received by him under the Bank’s long term disability plan or from any other similar collateral source payable due to disability, including, without limitation, social security benefits.

If Mr. Mullins is terminated for cause, he will not be entitled to any further payments or any other form of remuneration from the Bank under the employment agreement, or otherwise, following the date of such termination.

In the event termination is for any reason other than as described above, the employment agreement provides that the Bank shall pay Mr. Mullins his full salary through the date of termination and no other compensation or benefits shall be paid to him thereunder; provided, however, that nothing therein shall be deemed to limit his vested rights under any other benefit, retirement, stock option or pension plan of the Bank, and the terms of those plans, programs or arrangements shall govern.

Restrictive Covenants. In addition, Mr. Mullins has agreed that he will not disclose confidential information or compete with the Bank, nor will he solicit the Bank’s customers or recruit the Bank’s employees, for a period of two years following the termination of his employment.

Transition Bonus Payment. Under the terms of the Employment Agreement, as Amended, in consideration of Mr. Mullins’ release and waiver of any further rights under his employment agreement with Big Lake and BLFC, and for his commitment to a successful transition as a result of the merger, the Bank will make certain additional payments to Mr. Mullins upon completion of the merger of Big Lake with the Bank, currently scheduled for June 1, 2006.  These payments consist of i) a one time payment of $370,000 to Mr. Mullins, which may be reduced by $185,000 if Big Lake is permitted by the OCC to pay and pays such amount to Mr. Mullins, ii) $85,000 for Mr. Mullins’ life insurance policy, and iii) title, free and clear of all liens, to the Big Lake car Mr. Mullins uses.  These payments will be made to Mr. Mullins regardless of whether he is terminated by Seacoast or the Bank, disabled or dies.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2006, Seacoast completed its acquisition of BLFC, in accordance with the terms and conditions of the Agreement and Plan of Merger dated as of November 22, 2005 (the “Merger Agreement”), by and between Seacoast and BLFC.

Pursuant to the Merger Agreement, BLFC was merged with and into Seacoast.  In addition, as provided for under the Merger Agreement, Big Lake will be merged with and into First National Bank at a subsequent date.  At the effective time of the merger, all outstanding shares of BLFC common stock were exchanged for 1,775,000 shares of Seacoast common stock, including 3,832 outstanding options to purchase BLFC shares which were exercised at the closing of the merger.  Shareholders of BLFC received 2.95427 shares of Seacoast common stock for each share of Big Lake common stock.

Item 8.01. Other Events.

On April 3, 2006, Seacoast issued a press release (the “Press Release”) announcing its acquisition of BLFC, as described in this Current Report under Item 2.01.  Pursuant to General Instruction F to the Securities and Exchange Commission’s Form 8-K, a copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1

Employment Agreement dated as of November 22, 2005 by and between Seacoast Banking Corporation of Florida, First National Bank and Trust Company of the Treasure Coast, and Joe G. Mullins, including Amendment No. 1 thereto

99.1	Press release issued on April 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

/s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and

Chief Executive Officer

Date:  April 6, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Employment Agreement dated as of November 22, 2005 by and between Seacoast Banking Corporation of Florida, First National Bank and Trust Company of the Treasure Coast, and Joe G. Mullins, and Amendment No. 1 thereto

99.1	Press release issued on April 3, 2006